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National City Corporation Logo              National City Corporation
                                            National City Center
                                            Post Office Box 5756
                                            Cleveland, OH  44101-0756
                                            216-575-2000

FOR MORE INFORMATION CONTACT:

                                Mary H. Griffith
                             Senior Vice President
                           Corporate Communications
                                (216) 575-2728

                            FOR IMMEDIATE RELEASE

PHOTOGRAPHS AVAILABLE
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               NATIONAL CITY CORPORATION ANNOUNCES APPOINTMENT
               -----------------------------------------------
                  OF WILLIAM R. ROBERTSON AS PRESIDENT AND
                  ----------------------------------------
                   VINCENT A. DIGIROLAMO AS VICE CHAIRMAN
                   --------------------------------------

        CLEVELAND, Ohio--October 23, 1995--The Board of Directors of National City Corporation (NYSE:NCC) has elected William R. Robertson president and Vincent A. DiGirolamo vice chairman, effective immediately.

        Mr. Robertson 54, has served as deputy chairman and director of the Corporation since 1987. He will continue to be responsible for National City's fee income producing businesses, including National City Mortgage Company, National City Processing Company and National City Stored Value Systems, as well as trust, affluent banking, corporate-wide operations and information services, audit and law. In addition, he has assumed responsibility for human resources and marketing communications.

        Mr. Robertson succeeds David A. Daberko, who was appointed chairman of the Corporation upon Edward B. Brandon's retirement September 30. Mr. Daberko was previously elected chief executive officer on July 24.

        "Under Bill's leadership, National City's fee businesses have grown at double-digit rates. Today, they represent approximately 40 percent of National City's overall revenue," said Mr.


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Daberko.  "In his new position, I am confident that Bill will continue to create value for National City stockholders, customers and employees."

        Mr. DiGirolamo, 58, has served as president and chief executive officer of National City Bank, Indiana since 1992. With his appointment to vice chairman, Mr. DiGirolamo is responsible for all National City banking units. He will remain chief executive officer of the Indiana bank.

        "Vince's extensive banking experience will help National City effectively compete as we expand our market presence and strive to exceed our customers' ever-growing expectations for service, products and delivery systems," said Mr. Daberko.

        Leonard M. Carroll, 52, president and chief operating officer of Integra Financial Corporation, will join Messrs. Daberko, Robertson and DiGirolamo in the Office of the Chairman as vice chairman of National City Corporation at the completion of National City's acquisition of Integra Financial Corporation. Mr. Carroll will be responsible for retail banking, corporate-wide.

Other Board Action
------------------
        The Board also appointed W. Bruce Lunsford a member of the board. Mr. Lunsford, 48, is chairman of the board, president and chief executive officer of Vencor, Inc., a publicly held company that specializes in long-term hospital care for medically complex patients, many of whom are ventilator-dependent; With Mr. Lunsford's appointment, the total number of National City directors is 17.


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Profile of William R. Robertson
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        Mr. Robertson joined National City Bank in Cleveland in 1964.  Since then, he has held various management positions in corporate banking and executive positions in finance and administration, serving as chief financial officer of National City Corporation from 1982 to 1989.

        Most recently, Mr. Robertson served as deputy chairman of the Corporation, a position he has held since 1987.

        In addition to serving as director of National City Corporation, Mr. Robertson is a director of National City Bank in Cleveland, National City Processing Company, National City Mortgage Co., and several other National City subsidiaries. Other corporate boards he serves on include Capitol American Financial Corporation, a publicly held insurance company, Kirtland Capital Corporation, and Execution Services Incorporated.

        Mr. Robertson is a trustee and officer of many civic institutions, including The Cleveland Museum of Art, Musical Arts Association, Saint Luke's Hospital, The Salvation Army, United Way Services and Western Reserve Historical Society. He is chairman of the Visiting Committee for the Weatherhead School of Management of Case Western Reserve University, chairman and chief volunteer officer of United Way Services, and is the past chairman of The Salvation Army.

        A native of Schenectady, New York, Mr. Robertson received an A.B. degree in economics from Colgate University in 1964 and an M.B.A. degree in finance from Case Western Reserve University in 1967.

        Mr. Robertson and his wife, Sarah, reside in Shaker Heights, Ohio and have three adult children.


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Profile of Vincent A. DiGirolamo
--------------------------------
        Mr. DiGirolamo joined National City Bank, Northeast in 1960. Since then, he has held various management positions in retail and corporate banking. In 1983, Mr. DiGirolamo was appointed senior vice president and deputy group head of retail banking for National City Bank, Columbus. He was appointed chairman and chief executive officer of National City Bank, Northeast in 1984 and, in 1989, took on the added responsibility of president of the Bank.

        Most recently, Mr. DiGirolamo was executive vice president of National City Corporation and president and chief executive officer of National City Bank, Indiana, a position he held since May 1992. While in Indiana, Mr. DiGirolamo served as a board member for National City Bank, Indiana, Community Hospitals Foundation, the Indiana Economic Development Council, 500 Festival Associates, Inc., the Indianapolis Neighborhood Housing Partnership, the Indianapolis Chamber of Commerce, Corporate Community Council, The Greater Indianapolis Progress Committee and the Indiana Repertory Theatre. Mr. DiGirolamo also served on the Finance Committee at Brebeuf Preparatory School and is a board member for the Indiana Chapter of the National Committee for the Prevention of Child Abuse Foundation Board.

        A native of Ravenna, Ohio, Mr. DiGirolamo earned a B.S. degree in commerce from Ohio University in 1959 and graduated from the Stonier Graduate School of Banking, Rutgers University, in 1973. He also attended the Graduate Commercial Lending School, University of Oklahoma, and the Consumer Banking School, University of Virginia.

        Mr. DiGirolamo and his wife, Nancy, have three adult children.


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Profile of Leonard M. Carroll
-----------------------------
        Prior to joining Integra, Mr. Carroll served as vice chairman of
Pennbancorp.   Before beginning his banking career, Mr. Carroll worked for
Price Waterhouse & Co. in Cleveland, Ohio. He is a certified public accountant in Ohio and Pennsylvania.

        Currently, Mr. Carroll is president and chief operating officer of Integra Financial Corporation.

        Mr. Carroll is a director of Quaker State Corporation, a New York Stock Exchange listed company. He is active in community and cultural organizations, currently serving as a trustee of Westminster College and chairman of the Board of Trustees of Pittsburgh Ballet Theatre.

        A native of Emlenton, Pennsylvania, Mr. Carroll earned his B.A. and M.B.A. degrees from Gannon University.


Profile of W. Bruce Lunsford
----------------------------
        Mr. Lunsford, a certified public accountant and an attorney, began his career with Alexander Grant & Company of Cincinnati in 1969. In 1974, he joined the law firm of Keating, Muething, Klekamp of Cincinnati; From 1980 to 1983, Mr. Lunsford served as Kentucky's secretary of commerce in administration of Governor John Y. Brown, Jr. From 1984 to 1991, Mr. Lunsford also served of counsel to the law firm of Greenebaum Doll & McDonald, a regional law firm based in Louisville, Kentucky.

        Mr. Lunsford serves on the Board of Directors and Executive Committee of National City Bank, Kentucky, as well as the Kentucky Economic Development Corporation and the Campaign for Greater Louisville. In addition, he serves on the Board of Trustees of Centre College and Shakertown at Pleasant Hill, Kentucky, Inc.


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        Mr. Lunsford is presently chairman of the Kentucky Center for the Arts
Endowment Fund, Inc. and Kentucky Country Day School, secretary of the Ballamine College Board of Trustees and a board member of the Greater Louisville Fund for the Arts, Res-Care Inc. and Churchill Downs Incorporated. Mr. Lunsford previously served as a member of the Board of Trustees of the University of Kentucky and Salmon P. Chase College of Law.

        A native of Greater Cincinnati area, Mr. Lunsford graduated from the University of Kentucky in 1969 with a B.A. degree in political science and accounting and from Salmon P. Chase College of Law in 1974 with a J.D, degree.

        Mr. Lunsford and his wife, Becky, live in Louisville with their three children.


Profile of Integra Financial Corporation.
----------------------------------------
        Integra Financial Corporation is a $15 billion diversified financial services company headquartered in Pittsburgh, Pennsylvania. Integra operated banks and other financial services subsidiaries principally in western Pennsylvania; Pending regulatory approval, National City's acquisition of Integra is expected to be complete in the second quarter of 1996.


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Profile of National City Corporation
------------------------------------
        National City Corporation is currently a $35 billion diversified financial services company headquartered in Cleveland, Ohio. National City operates banks and other financial service subsidiaries principally in Ohio, Kentucky and Indiana.

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